SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 25, 2010 (June 24, 2010)

Universal Display Corporation
(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-12031	23-2372688
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

375 Phillips Boulevard
Ewing, NJ	08618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (609) 671-0980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)           The Company held its 2010 Annual Meeting of Shareholders on June 24, 2010.

(b)           The number of votes represented at the annual meeting, in person or by proxy, was 35,129,596.  In determining this number, abstentions and shares held by brokers who have notified us that they lack voting authority with respect to any matter (referred to herein as “broker non-votes”) were deemed present.  The matters voted upon at the annual meeting and the results of the vote on each such matter are set forth below:

1.      Election of Directors.  The results of the vote tabulated at the meeting for the election of seven directors are set forth as follows, opposite their respective names:

Name	Number of Votes FOR	Number of Votes WITHHELD	Percentage FOR of Total Votes Cast*
Steven V. Abramson	18,335,756	2,838,287	86.59
Leonard Becker	16,719,826	4,454,217	78.96
Elizabeth H. Gemmill	16,703,601	4,470,442	78.87
C. Keith Hartley	16,915,308	4,258,735	79.88
Lawrence Lacerte	16,893,567	4,280,476	79.78
Sidney D. Rosenblatt	18,174,226	2,999,817	85.83
Sherwin I. Seligsohn	18,178,331	2,995,712	85.85

* Broker non-votes were not considered votes “cast” with respect to the election of directors.

2.      Proposal to Approve an Amendment to the Company’s Amended and Restated Articles of Incorporation to Increase in the Authorized Shares of Capital Stock of the Company from 55,000,000 to 105,000,000.  The results of the vote tabulated at the meeting for this proposal were as follows:

Number of Votes FOR	Number of Votes AGAINST	Number of ABSTENTIONS	Number of Broker Non-Votes	Percentage FOR of Total Votes Cast*
31,199,662	3,868,417	61,515	2	88.97

* Abstentions and broker non-votes were not considered votes “cast” with respect to this proposal.

3.      Proposal to Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2010.  The results of the vote tabulated at the meeting for this proposal were as follows:

Number of Votes FOR	Number of Votes AGAINST	Number of ABSTENTIONS	Number of Broker Non-Votes	Percentage FOR of Total Votes Cast*
34,806,984	289,019	33,592	1	99.18

* Abstentions and broker non-votes were not considered votes “cast” with respect to this proposal.

(c)           Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION

Dated: June 25, 2010	By: /s/ Sidney D. Rosenblatt
Sidney D. Rosenblatt
Executive Vice President, Chief Financial Officer, Treasurer and Secretary